EXHIBIT 99.1

ASHFORD
Second Quarter 2020 Conference Call
July 31, 2020
11 a.m. CT

Introductory Comments - Jordan Jennings

Good day everyone and welcome to today’s conference call to review results for Ashford for the second quarter of 2020 and to update you on recent developments. On the call today will be: Monty Bennett, Chairman and Chief Executive Officer; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, President and Chief Operating Officer. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on July 30, 2020, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the second quarter of 2020 with the second quarter of 2019.

I will now turn the call over to Monty.

Introduction - Monty Bennett

Good morning, and welcome to our call to discuss our financial results for the second quarter of 2020. I will begin by discussing Ashford’s operations, strategy and response in light of the ongoing COVID-19 pandemic. Afterward, Deric will review our financial results, then Jeremy will provide an update regarding our hospitality products and services businesses, and then we will open it up for Q&A.

As we discussed last month on our first quarter call, COVID-19 is having an unprecedented economic impact on the hospitality industry. Due to the pandemic, we have adjusted the way we operate and how we manage the company, its existing advised REIT platforms, as well as our portfolio of products and services businesses. Our top priority has been to protect the health and safety of our associates and guests while at the same time mitigating the impact on our business. At Ashford, we successfully transitioned to a remote work structure with near seamless business continuity. We remain diligently focused on our priorities and have been managing our decisions in coordination with our responsibility to all of our stakeholders. This includes an unwavering commitment to protect value for our shareholders.

Reflecting that commitment, we have taken steps to maintain our financial flexibility and have implemented meaningful cost-savings measures which we estimate will reduce our annual run-rate corporate G&A by approximately 25%.

Additionally, the hotels that we asset manage and our products and services businesses have experienced widespread disruption during this pandemic. We have implemented significant cost cutting measures at our hotels and our products and services businesses have implemented similar actions designed to enhance their financial flexibility while remaining focused on their long-term growth and competitive position.

Ashford advises two publicly-traded REIT platforms, Ashford Trust and Braemar, which together own 129 hotels with approximately 28,000 rooms and approximately $7.8 billion of gross assets as of June 30, 2020. While we suspended operations at some properties during the peak of the pandemic, we are working diligently to get our hotels back up and running. Currently, 123 of our 129 hotels are open and operating and we have plans to re-open the remaining hotels in the coming weeks. Our advised REITs have also partnered with local government agencies, medical staffing organizations, and hotel brands to support COVID-19 response efforts. To date, through various initiatives, close to 70 hotels have provided temporary lodging for first responders, healthcare professionals, and other community residents impacted by the crisis.

While Jeremy will discuss our products and services businesses, and the steps they have already taken to mitigate the impact of the pandemic, both Remington and Premier Project Management continue to execute on their long-term growth strategies while making the decisions necessary to ensure that, at the end of this crisis, they both remain strong, vibrant companies. They both have adopted a stringent focus on reducing expenses which has included instituting pay cuts for executives, furloughing or eliminating a significant number of associates, and significantly reducing discretionary spending. In short, those businesses are taking the necessary actions to navigate this pandemic and position themselves for a successful future. We continue to believe that these two hospitality service businesses are well-positioned to achieve growth through third-party channels. The industry is incredibly fragmented, and both Remington and Premier have solid reputations and historically have not focused on third-party business. This effort has really just started, but we have seen strong, early momentum with this initiative with Remington signing 3 new hotel management contracts with third-party hotel owners and Premier Project Management signing 6 new third-party contracts. Looking ahead, we are extremely excited about the long-term opportunity for third-party growth at both Remington and Premier.

Periods of dislocation and volatility often create new opportunities for growth. For example, the American Hotel & Lodging Association recently released its Safe Stay guidelines for hotel guests. Two of the main components of these guidelines include guests choosing contactless options and requesting enhanced cleaning options. We believe the products offered by OpenKey and Pure Wellness are well-positioned to thrive in this environment. As the hospitality industry strives to implement measures to provide a clean and safe environment for their guests, many hotels and guests will be seeking automated check-in, allowing them to bypass the front desk with keyless entry and secure digital key capabilities. They will also be seeking enhanced sanitation and air purification standards within the guest room. We believe the benefits that OpenKey and Pure Wellness offer will position them well to gain accelerated adoption and growth at hotels nationwide. We continue to see strong growth in demand for OpenKey’s digital key product, which Jeremy will discuss in more detail. In response to COVID-19, JSAV has seamlessly pivoted to offering comprehensive virtual meeting services and is seeing increasing demand for virtual events and webcasts. Their integrated suite of audio visual services includes virtual meetings, live virtual Q&A sessions with presenters, web streaming, webcasts and digital signage.

Last September, we announced the formation of Ashford Securities LLC, a dedicated platform to raise retail capital through financial intermediaries and the broker-dealer channel in order to grow our existing and future platforms. Our goal for Ashford Securities is to provide the market with highly-differentiated, alternative investment products. Types of capital raised may include but are not limited to, preferred equity, convertible preferred equity, mezzanine debt, or non-traded REIT common equity for future platforms. We believe it is a natural fit for us. Additionally, given Ashford’s broad experience and ability to execute on many different types of lodging strategies, we believe we have a unique opportunity for new investors. Also, having a dedicated fundraising platform will provide Ashford and its advised platforms an additional source of capital that is not dependent on the traditional publicly-traded capital markets. We are excited to pursue a fresh source of capital that will help us prudently grow all our platforms over the long term and increase shareholder value, and we hope to be in a position to begin raising capital later this year.

Looking ahead, these are uncertain times, and our people and businesses are being impacted in unprecedented ways. Despite these near-term challenges, our management team has deep talent and has operated in numerous economic downturns and periods of meaningful industry disruption, including 9/11 and the Great Recession. We remain optimistic about the long-term prospects for our company and believe we are making the right strategic decisions to position our business to be even more successful once we emerge on the other side of this pandemic.

I will now turn the call over to Deric.

Financial Review - Deric Eubanks
Thanks, Monty.

Net loss attributable to common stockholders for the second quarter was $16.7 million.

Adjusted EBITDA for the second quarter was $3.2 million, and adjusted net income for the second quarter was $0.8 million.

As of June 30, 2020, we had 7.1 million fully diluted shares of common stock and units, which included 4.1 million common shares associated with our Series D convertible preferred stock. We had 2.3 million common shares issued and outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation program, and the balance relates to put options associated with the minority interests of our strategic investments, acquisition-related shares, and some restricted stock.

I will now turn the call over to Jeremy.

Hospitality Products & Services - Jeremy Welter

Thank you, Deric.

We are pleased to provide updates on our Hospitality Products & Services businesses and how we have responded with significant measures during the second quarter in the face of the COVID-19 pandemic. As was the case across the hospitality sector, our Hospitality Products & Services businesses were among the hardest hit from the global pandemic. We have faced headwinds from sharp declines in occupancy and group business at our affiliated hotels. Before I get into more details on our operations, I want to say how proud I am of all of our associates and leadership across our entire platform for their hard work, dedication, and perseverance during these very tough and challenging times.

As the severity of the pandemic became apparent in early March, our Hospitality Products & Services executive leadership and I began an extensive review of our G&A expenses and policies around each business. We implemented broad furloughs at that time, and in total, at the peak of the crisis, 70% of our associates were furloughed or laid off. The Hospitality Products & Services businesses also instituted stringent spending controls to preserve cash and reduce non-critical spending. In fact, several of our Hospitality Products & Services businesses have pivoted their operations to launch new offerings that are focused on the safety of our guests and associates.

Our core strategy for Hospitality Products & Services remains, but to more fully explain this strategy: our Products & Services initiative is a unique investment strategy in the hospitality industry, where we strategically invest in operating companies that service the industry, and we act as an accelerator to grow these companies. In doing so, we believe we are able to establish synergies for our hotel platforms, providing attractive pricing and higher levels of service than they would receive from a third-party vendor. We are also able to grow our portfolio companies in a number of ways: by referring them to the hotels owned by our advised REITs, by leveraging our vast industry relationships, and by consulting on best operating practices.

The business where we are seeing the strongest growth at the moment is OpenKey. OpenKey provides a Bluetooth-enabled lock upgrade module that can be added to existing locks at a fraction of the cost of replacing the entire lock system.  This is a very attractive option for hotels as they balance tighter CapEx budgets while satisfying growing guest demand for a contactless, digital check-in experience. OpenKey saw a second quarter increase in revenue of approximately 51% over the prior-year quarter, and finished the quarter with 209 hotels under contract. This reflects a growth rate of hotels under contract of 74% over the prior year quarter and 27% over the first quarter of this year. While recognition of booked revenue was slowed by hotel closures and travel restrictions, OpenKey added 44 net hotels under contract in the second quarter, which represented growth of 159% over the first quarter and 193% over the prior-year quarter in terms of number of net hotels added to their system. The strong sales growth has been supported by a significant shift in guest preferences.  Utilization of digital keys increased more than 250% in the second quarter over the prior year quarter, with the majority of guests from May to June opting to use a digital key when offered. OpenKey works with all major hotel lock manufacturers and property management systems, and we continue to be excited about the future growth prospects for the business.

Remington is a dynamic and growing hotel management company providing top quality service and expertise in hotel management. Credit must be given to Remington’s CEO, Sloan Dean, and his team who navigated challenging situations, including numerous hotel closures over the last couple of months. At the beginning of this crisis, Remington furloughed or laid off approximately 93% of its workforce. However, as hotels re-open and people begin traveling again, Remington is in great shape financially to ramp up its operations. We find this current moment in the industry is aiding our growth and development which is focused on growing Remington’s third-party business. Remington has established a strong pipeline for new third-party contracts and is actively seeking more deals. Additionally, Remington prioritizes the safety of its guests and associates as it launched the Ultra Touch program that ensures the highest cleanliness standards in rooms and public spaces for our guests. On the financial front, for the second quarter, Remington realized hotel management fee revenue of $3.7 million, Net Loss attributable to the Company of $2.7 million, and Adjusted EBITDA of $0.6 million.

Premier Project Management provides comprehensive and cost-effective design, development, architecture, procurement, and project management services to the hospitality industry. Premier will be impacted greatly by hotel owners cutting back on Capex spend and during the last several months approximately 53% of its workforce was furloughed or laid off. With that said, Premier has done a great job pivoting to incorporate multi-family business opportunities into their marketing efforts, and it has signed up several multi-family projects during this year, in additional third-party hotel project management deals signed. We expect Capex spend to rebound next year and we expect Premier to be in a great position to capitalize when that occurs. For the second quarter, Premier had project management fee revenue of $2.1 million, Net Loss attributable to the Company of $2.4 million and Adjusted EBITDA of $0.4 million.

JSAV is a leading single-source solution for meeting and event needs with an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration. With the elimination of group travel and bookings due to the pandemic, JSAV was significantly impacted, and had to furlough or lay off 94% of its workforce due to the lack of demand. Due to decisive leadership by JSAV’s executives, they are very well positioned to emerge from the pandemic and capitalize on opportunities that will inevitably come as groups reconvene. JSAV was proactive and quick to retool its strategy to focus on virtual meetings in lieu of in-person meetings. They have established numerous virtual showrooms at locations around the country and these services result in higher margins as they require less labor. Additionally, JSAV continues to pursue in-house hotel AV contracts alongside its virtual meetings, and JSAV has created a strong pipeline of opportunities as group business returns. In July, JSAV signed a sizable non-Ashford contract with pre-COVID revenues of $800,000 & 40,000 square feet of meeting space.

RED Hospitality & Leisure is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands and Key West, Florida. RED also faced reductions in bookings and trips from both markets and took actions to furlough or lay off 85% of its workforce during this pandemic. Nevertheless, we believe Key West will emerge faster than most markets, and as a drive-to market, we expect leisure business to pick up from guests driving into Key West more quickly compared to the USVI. The ability for the USVI to rebound is somewhat limited given the airlift requirement, but we see it benefiting by the strong business we anticipate at the Westin’s timeshare property. Taken together, we are optimistic about RED’s ability to navigate the pandemic. Further, we have plans to expand into the Sarasota market as early as Q4 of 2020; additionally, Chris Batchelor, our CEO at RED, is working on some exciting business development opportunities in Florida and the Caribbean, and we hope to be able to discuss those on future calls.

Pure Wellness is also seeing strong opportunities for its products in this pandemic environment. Pure Wellness is the industry leader in wellness applications and is shifting its focus from hypoallergenic rooms to a suite of services designed to eliminate viruses, bacteria, and other harmful contaminants within guest rooms and public spaces. While Pure Wellness will still offer its signature Pure Room for hotels, which includes the medical-grade, virus killing air purification system, it has designed cleaning protocols that can be rolled out to hotels, remediation cleaning service for areas infected by the virus, a proactive electrostatic spray protocol that provides a growth-inhibiting, protective layer. Pure Wellness uses only products that are EPA registered and CDC approved for use against COVID-19.

Lastly, thus far this year, Ashford Trust and Braemar entered into agreements with Lismore Capital for Lismore to seek modifications, forbearances or refinancings of the REITs’ debt totaling approximately $5.1 billion across over 40 different loans. We have re-allocated significant corporate resources to this effort and have already completed several forbearance agreements giving the REITs much needed flexibility in order to meet requirements under the respective loans. During the quarter, we booked $1.3 million in fees associated with these agreements. We will continue to have significant corporate resources focused on this effort going forward.

That concludes our prepared remarks, and we will now open up the call for Q&A.

Operator to end call after Q&A - do not go back to management.

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